4Q TWENTY24 INVESTOR PRESENTATION ORIGIN BANCORP, INC.

2 FORWARD-LOOKING STATEMENTS AND NON-GAAP MEASURES This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information regarding Origin Bancorp, Inc’s (“Origin”, “we”, “our” or the “Company”) future financial performance, business and growth strategies, projected plans and objectives, and any expected purchases of its outstanding common stock, and related transactions and other projections based on macroeconomic and industry trends, including changes to interest rates by the Federal Reserve and the resulting impact on Origin’s results of operations, estimated forbearance amounts and expectations regarding the Company’s liquidity, including in connection with advances obtained from the FHLB, which are all subject to change and may be inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such changes may be material. Such forward-looking statements are based on various facts and derived utilizing important assumptions and current expectations, estimates and projections about Origin and its subsidiaries, any of which may change over time and some of which may be beyond Origin’s control. Statements or statistics preceded by, followed by or that otherwise include the words “assumes,” “anticipates,” “believes,” “estimates,” “expects,” “foresees,” “intends,” “plans,” “projects,” and similar expressions or future or conditional verbs such as “could,” “may,” “might,” “should,” “will,” and “would” and variations of such terms are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Further, certain factors that could affect Origin’s future results and cause actual results to differ materially from those expressed in the forward- looking statements include, but are not limited to: (1) the impact of current and future economic conditions generally and in the financial services industry, nationally and within Origin’s primary market areas, as well as the financial stress on borrowers and changes to customer and client behavior as a result of the foregoing; (2) changes in benchmark interest rates and the resulting impacts on net interest income; (3) deterioration of Origin’s asset quality; (4) factors that can impact the performance of Origin’s loan portfolio, including real estate values and liquidity in Origin’s primary market areas; (5) the financial health of Origin’s commercial borrowers and the success of construction projects that Origin finances; (6) changes in the value of collateral securing Origin’s loans; (7) the impact of generative artificial intelligence; (8) Origin’s ability to anticipate interest rate changes and manage interest rate risk; (9) the impact of heightened regulatory requirements, reduced debit interchange and overdraft income and the possibility of facing related adverse business consequences if our total assets grow in excess of $10 billion as of December 31 of any calendar year; (10) the effectiveness of Origin’s risk management framework and quantitative models; (11) Origin’s inability to receive dividends from Origin Bank and to service debt, pay dividends to Origin’s common stockholders, repurchase Origin’s shares of common stock and satisfy obligations as they become due; (12) the impact of labor pressures; (13) changes in Origin’s operation or expansion strategy or Origin’s ability to prudently manage its growth and execute its strategy; (14) changes in management personnel; (15) Origin’s ability to maintain important customer relationships, reputation or otherwise avoid liquidity risks; (16) increasing costs as Origin grows deposits; (17) operational risks associated with Origin’s business; (18) significant turbulence or a disruption in the capital or financial markets and the effect of market disruption and interest rate volatility on our investment securities; (19) increased competition in the financial services industry, particularly from regional and national institutions, as well as from fintech companies; (20) compliance with governmental and regulatory requirements and changes in laws, rules, regulations, interpretations or policies relating to financial institutions; (21) periodic changes to the extensive body of accounting rules and best practices; (22) further government intervention in the U.S. financial system; (23) a deterioration of the credit rating for U.S. long-term sovereign debt; (24) Origin’s ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms, including continued access to the debt and equity capital markets; (25) natural disasters and other adverse weather events, pandemics, acts of terrorism, war, and other matters beyond Origin’s control; (26) developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; (27) fraud or misconduct by internal or external actors (including Origin employees); (28) cybersecurity threats or security breaches and the cost of defending against them; (29) Origin’s ability to maintain adequate internal controls over financial and non-financial reporting; and (30) potential claims, damages, penalties, fines, costs and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions. For a discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Origin’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any updates to those sections set forth in Origin’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Origin’s underlying assumptions prove to be incorrect, actual results may differ materially from what Origin anticipates. Accordingly, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Origin does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for Origin to predict those events or how they may affect Origin. In addition, Origin cannot assess the impact of each factor on Origin’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward- looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Origin or persons acting on Origin’s behalf may issue. Annualized, pro forma, adjusted, projected, and estimated numbers are used for illustrative purposes only, are not forecasts, and may not reflect actual results. This presentation contains projected financial information with respect to Origin, including with respect to certain goals and strategic initiatives of Origin and the anticipated benefits thereof. This projected financial information constitutes forward-looking information and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such projected financial information are inherently uncertain and are subject to significant business, economic (including interest rate), competitive, and other risks and uncertainties. Actual results may differ materially from the results contemplated by the projected financial information contained herein and the inclusion of such projected financial information in this presentation should not be regarded as a representation by any person that such actions will be taken or accomplished or that the results reflected in such projected financial information with respect thereto will be achieved. Origin reports its results in accordance with generally accepted accounting principles in the United States ("GAAP"). However, management believes that certain supplemental non-GAAP financial measures may provide meaningful information to investors that is useful in understanding Origin's results of operations and underlying trends in its business. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Origin's reported results prepared in accordance with GAAP. The following are the non-GAAP measures used in this presentation: Pre-tax, pre-provision (“PTPP”) earnings, PTPP ROAA, tangible book value per common share, adjusted tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity and core efficiency ratio. Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for reconciliations of non-GAAP measures to the most directly comparable financial measures calculated in accordance with GAAP. ORIGIN BANCORP, INC. _______

ORIGIN BANCORP, INC. _______ LOUISIANA Entry: 1912 Loans: $1,408 Deposits*: $3,070 DOLLARS IN MILLIONS, UNAUDITED (1) (2) 3 DEPOSITS & LOANS BY STATE Note: All financial information is as of December 31, 2024. Map location counts include full service branches only as of filing date. Please see slide 31 for all footnote references included above. MISSISSIPPI Entry: 2010 Loans: $538 Deposits: $614 7% 7% 37% 19% 56% 74% Loans (2)Deposits (1) ICS ICS TEXAS Dallas/Fort Worth Houston East Texas Entry: 2008 Entry: 2013 Entry: 2022 Loans: $2,810 Loans: $2,022 Loans: $418 Deposits*: $2,119 Deposits*: $1,478 Deposits: $927 Total Texas Loans: $5,250 Total Texas Deposits: $4,524 SOUTHEAST (AL/FL) Entry: 2024 Loans: $29 Deposits: $57 15 9 9 18 7 11 BEST BANKS TO WORK FOR IN AMERICA 12 CONSECUTIVE YEARS * * The markets above include $139.7 million of deposits in total that were sold on December 31, 2024, and immediately repurchased on January 1, 2025.

OPTIMIZE ORIGIN

TO DELIVER ELITE LEVEL FINANCIAL PERFORMANCE

PRODUCTIVITY, DELIVERY & EFFICIENCY

BALANCE SHEET OPTIMIZATION

CULTURE & EMPLOYEE ENGAGEMENT

FINANCIAL OUTLOOK

NEAR TERM GOAL
1% + ROAA RUN RATE BY 4Q25

ULTIMATE TARGET
TOP QUARTILE ROAA

	4Q25*	2025*
Loan Growth - ex Warehouse (Yr/Yr)	Mid- to High-Single Digits	Mid- to High-Single Digits
Deposit Growth (Yr/Yr)	Mid-Single Digits	Mid-Single Digits
NIM	3.45% +/- 10 BPS	3.40% +/- 10 BPS
NII Growth	Mid- to High-Single Digits	Mid- to High-Single Digits
Noninterest Income Growth (Yr/Yr)(3)	Mid-Single Digits	Low- to Mid-Single Digits
Noninterest Expense Growth (Yr/Yr)(3)	Flat to Down Slightly	Low-Single Digits
Tax rate (Yr/Yr)	~ 21.5%	~ 21.5%

*Assume two 25-bp cuts in 2025

Please see slide 31 for all footnote references included above.

4

OPTIMIZE ORIGIN

TO DELIVER ELITE LEVEL FINANCIAL PERFORMANCE

OPTIMIZATIONS	REALIZATION TIMELINE	ANNUALIZED BENEFIT *(pre-tax)*
• Branch and retail staff consolidation	4Q24 and 1Q25	~ $4.6MM
• Commercial and mortgage banker profitability optimization	4Q24 and 1Q25	~ $6.7MM
• Restructured $188M of securities in our bond portfolio	4Q24 and 1Q25	~ $6.2MM
• Capital Optimization: Call Bank level subordinated debt - saving future interest expense in shift from fixed to floating	Ongoing	~ $2.1MM
• Cash & liquidity management efficiency opportunities	Ongoing	~ $1.2MM
• Additional investment opportunity in Argent Financial: Ownership over 20% allows for new accounting methodology	TBD	TBD
• 3rd party benchmarking project to assist in identifying additional opportunities	TBD	TBD
	Identified total estimated annualized benefit	***~$20.8 MM***

5

ORIGIN STRATEGICALLY INVESTS IN TEXAS & SOUTHEAST[4]

THE MOST DYNAMIC GROWTH MARKETS IN THE COUNTRY

STRONG
NET MIGRATION INTO OUR MARKETS



WEST
-968,751
MIDWEST
-528,601
NORTHEAST
-1,318,575
SOUTH
+2,815,927

Net Domestic Migration from April 1, 2020 to July 1, 2024

TEXAS

- 8th largest economy in the world
- #1 in jobs created from November 2023 to November 2024 with 274,300 nonfarm jobs added
- Home to 52 Fortune 500 company headquarters
- Texas boasts the 2nd largest civilian workforce in the US with over 15 million workers
- Texas is the leading destination for corporate relocation & expansion projects
- Texas is home to 3.2 million small businesses and hundreds of publicly traded companies
- As of 3Q24, Texas continues to lead the nation in high tech exports, approaching the 12th year in a row.

SOUTH ALABAMA & FLORIDA PANHANDLE

- Baldwin County - 7th fastest growing metro area in the country
- High-tech employment population
  - 7 of top 10 US defense contractors have a presence in the region
- Mobile, AL - 14th largest US port by tonnage
- Mobile Harbor project will make it the deepest harbor in the Gulf of Mexico in 2025

6

7 ORIGIN BANCORP, INC. _______

PERFORMANCE HIGHLIGHTS AT-A-GLANCE - FOURTH QUARTER 2024

DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS
UNAUDITED

	Key Performance Metrics	4Q24	3Q24
Balance Sheet	Total Loans Held for Investment ("LHFI")	$ 7,573,713	$ 7,956,790
	Total Assets	9,678,702	9,965,986
	Total Deposits	8,223,120	8,486,568
Income Statement	Net Income	$ 14,270	$ 18,601
	Pre-Tax, Pre-Provision ("PTPP") Earnings(5)	12,597	28,272
	Diluted EPS	0.46	0.60
Selected Ratios	NIM - FTE	3.33 %	3.18 %
	Return on Average Assets (annualized) ("ROAA")	0.57	0.74
	PTPP ROAA (annualized)(5)	0.50	1.13
	Return on Average Stockholders' Equity (annualized) ("ROAE")	4.94	6.57
	Book Value per Common Share	$ 36.71	$ 36.76
	Tangible Book Value per Common Share(5)	31.38	31.37
	Adjusted Tangible Book Value per Common Share(5)	34.78	34.39
	Tangible Common Equity to Tangible Assets(5)	10.29 %	9.98 %
	Return on Average Tangible Common Equity (annualized) ("ROATCE")(5)	5.78	7.74
	Efficiency Ratio	83.85	68.86
	Core Efficiency Ratio(5)	82.79	67.48
	ALCL to Total LHFI	1.20	1.21

Please see slide 31 for all footnote references included above.

4Q24 Key Highlights

- ***Optimize Origin*** **- Our newly announced initiative to drive elite financial performance and enhance our award-winning culture.**
- **Our NIM-FTE increased 15 bps for 4Q24, compared to 3Q24. This was driven primarily by a 40 bp reduction in rates paid on interest-bearing liabilities, offset by an 18 bp decline in our yield on interest-earning assets.**
- **Net interest income was $78.3 million for 4Q24, reflecting an increase of $3.5 million, or 4.7%, compared to 3Q24 and is at its highest level in two years.**
- **Provision for credit loss benefit was $5.4 million at 4Q24, compared to a provision for credit loss expense of $4.6 million in 3Q24.**
- **Our bond portfolio optimization strategy, aimed at enhancing long-term yields and improving overall portfolio performance, positively impacted our NIM-FTE by 3 bps for 4Q24, and is estimated to provide a total annual positive impact to NIM-FTE of 7 bps. We sold AFS investment securities with a book value of $188.2 million and realized a loss of $14.6 million, which negatively impacted our diluted EPS by $0.37 for 4Q24.**

8
ORIGIN BANCORP, INC.

TRENDING KEY MEASURES

UNAUDITED

Net Income ($)

DOLLARS IN THOUSANDS



25,513
14,270
1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24

Diluted EPS ($)



1.08
0.46
1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24

Total LHFI ($)

DOLLARS IN MILLIONS



CAGR 7.1%
5,850
7,574
1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24

Total Deposits ($)

DOLLARS IN MILLIONS



CAGR 7.2%
6,346
8,223
1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24

Total LHFI, Adjusted[6] ($)

DOLLARS IN MILLIONS



CAGR 15.7%
4,176
7,225
1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24

Tangible Book Value per Common Share[5] ($) (Non-GAAP)



CAGR 4.4%
26.66
31.38
1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24

Adj Tangible Book Value per Common Share[5] ($) (Non-GAAP)



CAGR 7.9%
26.14
34.78
1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24

Core Efficiency Ratio[5] (%) (Non-GAAP)



51.07
82.79
1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24

Please see slide 31 for all footnote references included above.

9

ORIGIN BANCORP, INC.

ORIGIN BANCORP, INC. _______ ASSET AND STOCKHOLDERS' EQUITY GROWTH 1997 - 2024 DOLLARS IN MILLIONS Total Assets ($) 148 9,679 19 97 19 98 19 99 20 00 20 01 20 02 20 03 20 04 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 20 23 20 24 Total Stockholders' Equity ($) 11 1,145 19 97 19 98 19 99 20 00 20 01 20 02 20 03 20 04 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 20 23 20 24 CAGR 16.7% CAGR 18.6% 10 1,681 1,764 Origin Bancorp, Inc. Cumulative Return ($) KBW Nasdaq Bank Total Return Index ($) 12 /3 1/ 96 12 /3 1/ 97 12 /3 1/ 98 12 /3 1/ 99 12 /3 1/ 00 12 /3 1/ 01 12 /3 1/ 02 12 /3 1/ 03 12 /3 1/ 04 12 /3 1/ 05 12 /3 1/ 06 12 /3 1/ 07 12 /3 1/ 08 12 /3 1/ 09 12 /3 1/ 10 12 /3 1/ 11 12 /3 1/ 12 12 /3 1/ 13 12 /3 1/ 14 12 /3 1/ 15 12 /3 1/ 16 12 /3 1/ 17 12 /3 1/ 18 12 /3 1/ 19 12 /3 1/ 20 12 /3 1/ 21 12 /3 1/ 22 12 /3 1/ 23 12 /3 1/ 24 0 500 1,000 1,500 2,000 2,500 Total Shareholder Return(7) ($) IPO Please see slide 31 for all footnote references included above. DOLLARS IN MILLIONS UNAUDITED

ORIGIN BANCORP, INC. _______ 11 2,247 2,620 4,747 5,276 5,250 1,343 1,545 2,747 2,993 2,810 904 1,075 1,631 1,837 2,022 369 446 418 DFW Houston East Texas 2020 2021 2022 2023 2024 Deposit Trends by Texas Market(1)(9) ($) Loan Trends by Texas Market(2) ($) TEXAS GROWTH STORY Texas Franchise Highlights DOLLARS IN MILLIONS • 33 locations throughout 10 counties including the 4th and 5th largest MSAs in the United States.(8) • Texas franchise represents 74% of LHFI(2) and 56% of deposits(1) at December 31, 2024. 2,574 3,132 4,261 4,172 4,524 1,581 1,925 2,196 2,058 2,119 993 1,207 1,173 1,205 1,478 892 909 927 DFW Houston East Texas 2020 2021 2022 2023 2024 CAGR 23.6% CAGR 15.1% Please see slide 31 for all footnote references included above. DOLLARS IN MILLIONS UNAUDITED * The DFW and Houston markets include $108.0 million of deposits in total that were sold on December 31, 2024, and immediately repurchased on January 1, 2025. *

ORIGIN BANCORP, INC. _______ 12 LOAN GROWTH 4,094 4,498 6,805 7,331 7,225 4,094 4,498 5,593 7,331 7,225 1,212 Origin BTH 2020 2021 2022 2023 2024 0 2,000 4,000 6,000 8,000 LHFI Key Data DOLLARS IN MILLIONS IDT • Total LHFI, excluding MW LOC, were $7.22 billion at December 31, 2024, reflecting a decrease of $237.0 million, or 3.2%, compared to September 30, 2024. • Total MW LOC were $349.1 million, or 4.6%, of total LHFI at December 31, 2024. LHFI Growth excluding MW LOC(10) ($) 1,732 1,872 2,894 3,013 2,979 1,732 1,872 2,267 3,013 2,979627 Origin BTH 2020 2021 2022 2023 2024 0 1,000 2,000 3,000 4,000 C&I and Owner Occupied CRE Growth(10) ($) Please see slide 31 for all footnote references included above. DOLLARS IN MILLIONS UNAUDITED

WELL DIVERSIFIED LOAN PORTFOLIO[11]

UNAUDITED

Loan Composition at December 31, 2024: $7,574 million


Residential Real Estate - Single Family & Consumer
19%
Commercial & Industrial ("C&I") 26%
6%
Multi-Family Real Estate
C&D: 11%
Non-Owner Occupied CRE 20%
13%
Owner Occupied Commercial Real Estate ("CRE")
5%
MW LOC
C&I, Owner Occupied CRE, MW LOC: 44%
Non-Owner Occupied CRE, C&D, Multi-Family: 37%

C&I, Owner Occupied CRE and MW LOC: $3,328 million


Finance & Insurance: 7%
Real Estate & Construction: 7%
MW LOC: 5%
Energy: 4%
Transportation Svcs: 3%
Healthcare: 2%
Retail Shopping: 2%
Retail Dealers: 2%
Restaurants: 2%
Professional Svcs: 1%
Entertainment: 1%
Consumer Svcs: 1%
Commercial Svcs: 1%
Banks: 1%
Wholesale Distribution: 1%
Misc: 4%

Loan Portfolio Details ($)

(Dollars in thousands)	4Q24	3Q24	2Q24	1Q24	4Q23
C&I	2,002,634	2,074,037	2,070,947	2,154,151	2,059,460
Owner Occupied CRE	975,947	991,671	959,850	948,624	953,822
MW LOC	349,081	495,188	506,505	400,995	329,966
Total Commercial	3,327,662	3,560,896	3,537,302	3,503,770	3,343,248
Non-Owner Occupied CRE	1,501,484	1,533,093	1,563,152	1,472,164	1,488,912
C&D	864,011	991,545	1,017,389	1,168,597	1,070,225
Multi-Family Real Estate	425,460	434,317	398,202	359,765	361,239
Residential Real Estate-Single Family	1,432,129	1,414,013	1,421,027	1,373,532	1,373,696
Consumer Loans	22,967	22,926	22,099	22,199	23,624
Total LHFI	7,573,713	7,956,790	7,959,171	7,900,027	7,660,944

Please see slide 31 for all footnote references included above.

Non-Owner Occupied CRE, C&D and Multi-Family: $2,791 million


Misc.: 1%
Professional Svcs.: 1%
Finance & Insurance: 1%
Restaurant: 1%
Consumer: 1%
Auto-Related: 1%
Hotel: 1%
Healthcare: 2%
Multi-Family under Construction: 2%
Office Building: 5%
Multi-Family Real Estate: 6%
Retail Shopping: 6%
Real Estate & Construction: 9%

13
ORIGIN BANCORP, INC.

ORIGIN BANCORP, INC. _______ 1.05 1.07 1.49 1.35 1.57 0.10 0.13 0.15 0.48 (0.03) Classified LHFI / Total LHFI Net Charge-Offs / Average LHFI (annualized) 4Q23 1Q24 2Q24 3Q24 4Q24 0.39 0.51 0.95 0.81 0.99 0.34 0.42 0.83 0.49 0.56 Nonperforming LHFI / LHFI Past due LHFI / LHFI 4Q23 1Q24 2Q24 3Q24 4Q24 14 CREDIT QUALITY Asset Quality Trends (%) Allowance for Loan Credit Losses ("ALCL") 96,868 98,375 100,865 95,989 91,060 1.26 1.25 1.27 1.21 1.20 1.31 1.30 1.34 1.28 1.25 ALCL as a percentage of LHFI, adjusted (%) ALCL as a percentage of LHFI (%) ALCL ($) 4Q23 1Q24 2Q24 3Q24 4Q24 • Provision for loan credit loss benefit for 4Q24 was $5.5 million, compared to provision for loan credit loss expense of $4.6 million in 3Q24, and $3.6 million in 4Q23. • As a result of our ongoing investigation, we released our provision of $3.2 million initially recorded during the 2Q24 quarter due to certain questioned activity and recorded a net contingency reserve increase of $3.1 million during the quarter ended 4Q24. • ALCL to nonperforming LHFI is 121.41% at 4Q24, 149.35% at 3Q24, and 321.66% at 4Q23. DOLLARS IN THOUSANDS (12) Please see slide 31 for all footnote references included above. UNAUDITED

ORIGIN BANCORP, INC. _______ Texas: 79% Mississippi: 10% Louisiana: 6% Out of Market: 5% 15 Medical: 26% Financial: 17% National Credit Tenant: 16% Energy: 8% Law Firms: 8% Other: 25% CRE OFFICE - STRENGTH AND DIVERSIFICATION Tenant Classification at December 31, 2024 $351.0 $351.0 Geographic Diversification at December 31, 2024 DOLLARS IN THOUSANDS December 31, 2024 Avg. Loan Size $ 2,221 Weighted Avg. LTV 58.45 % Past Due Loans / Loans — Classified Loans / Loans — NPL / Loans — NCOs / Avg. Loans — ALCL / Loans 0.69 Key Portfolio Metrics DOLLARS IN MILLIONS DOLLARS IN MILLIONS NON-OWNER OCCUPIED, UNAUDITED Sensitivity Analysis(13) (%) 1.43 1.16 53.89 75.91 Current DSC Stressed DSC Current LTV Stressed LTV Non-Owner Occupied CRE Office (14) Please see slide 31 for all footnote references included above. (15)

ORIGIN BANCORP, INC. _______ 16 SELECTED SECTORS - KEY PORTFOLIO METRICS December 31, 2024 Multi-Family Real Estate + Under Construction Hotel Retail Shopping Outstanding Loan Balance $ 636,989 $ 104,984 $ 622,432 % of LHFI 8.41% 1.39% 8.22 % Avg. Loan Size $ 3,661 $ 5,525 $ 1,621 Weighted Avg. LTV 57.05% 56.12% 63.15 % Past Due Loans / Loans 0.19 — 0.22 Classified Loans / Loans 1.24 — 1.27 NPL / Loans 0.01 — — NCOs / Avg. Loans 0.01 — (0.01) ALCL / Loans 0.91 0.88 0.76 DOLLARS IN THOUSANDS, UNAUDITED

ORIGIN BANCORP, INC. _______ Treasury/Agency: 1% MBS: 54% CMO: 15% Municipal: 23% Corporate: 7% 1,291 1,244 1,190 1,185 1,152 2.50 2.51 2.54 2.50 2.63 Total Securities ($) Yield (%) 4Q23 1Q24 2Q24 3Q24 4Q24 Investment Securities Average Balance and Yield INVESTMENT SECURITIES DOLLARS IN MILLIONS • AFS Bond Portfolio Optimization details: • AFS Sold - BV: $188.2 million; Wtd Avg Yield (“WAY”): 1.51%; • AFS Purchased - BV: $173.7 million; WAY: 5.22%; • Realized Loss: $14.6 million • Estimated Earnback (years): 2.4 years • 4Q24 NIM-FTE Impact : +3 bps • Total Annual Expected NIM-FTE Impact: +7 bps • 4Q24 EPS Impact (negative): $0.35 • Total securities portfolio weighted average effective duration was 4.46 years at December 31, 2024, compared to 4.21 years at September 30, 2024. • Expected principal cash flows from investments with no rate changes: • 2025: $112.3 million • 2026: $104.1 million • 2027: $93.9 million 17 (121.0) (124.9) (127.2) (94.2) (106.0) 4Q23 1Q24 2Q24 3Q24 4Q24 Accumulated Other Comprehensive Loss(16) ($) Investment Securities - AFS at December 31, 2024 Please see slide 31 for all footnote references included above. $1.10B DOLLARS IN MILLIONS UNAUDITED

LOANS & SECURITIES- REPRICING OR MATURITY

UNAUDITED

Total Loans at December 31, 2024

	Repricing or Maturity Term						Rate Structure		
(Dollars in thousands)	1 Year or less	> 1 to 3 Years	> 3 to 5 Years	> 5 to 10 Years	> 10 Years	Total	Floating Rate[17]	Variable Rate[17]	Fixed Rate
Commercial and industrial	$ 1,674,722	$ 157,445	$ 135,250	$ 35,217	$ —	$ 2,002,634	$ 1,595,183	$ 1,366	$ 406,085
Owner Occupied CRE	317,368	299,869	199,019	159,691	—	975,947	259,273	5,076	711,598
MW LOC	349,081	—	—	—	—	349,081	349,081	—	—
Total Commercial	2,341,171	457,314	334,269	194,908	—	3,327,662	2,203,537	6,442	1,117,683
Non-Owner Occupied CRE	713,423	471,057	248,775	68,229	—	1,501,484	573,206	2,504	925,774
C&D	624,840	147,333	66,889	13,370	11,579	864,011	505,798	23,710	334,503
Multi-Family Real Estate	213,729	152,225	42,118	9,568	7,820	425,460	154,807	—	270,653
Residential Real Estate - Single Family	401,920	258,131	349,063	227,040	195,975	1,432,129	244,556	718,170	469,403
Consumer	11,571	6,766	4,208	386	36	22,967	5,755	31	17,181
Total LHFI	$ 4,306,654	$ 1,492,826	$ 1,045,322	$ 513,501	$ 215,410	$ 7,573,713	$ 3,687,659	$ 750,857	$ 3,135,197
% of total	56 %	20 %	14 %	7 %	3 %	100 %	49 %	10 %	41 %
Weighted Average Coupon Rate	6.89	4.68	6.00	4.20	5.28	6.12	7.13	4.69	5.25

AFS & HTM Securities at December 31, 2024

	Maturity & Projected Principal Cashflow					
(Dollars in thousands)	1 Year or less	> 1 to 3 Years	> 3 to 5 Years	> 5 to 10 Years	> 10 Years	Total
Projected cash flow	$ 112,320	$ 198,019	$ 221,650	$ 487,934	$ 213,302	$ 1,233,225
% of Total	9 %	16 %	18 %	40 %	17 %	100 %

Please see slide 31 for all footnote references included above.

ORIGIN BANCORP, INC.
18

ORIGIN BANCORP, INC. _______ Commercial: 54% Consumer: 33% Public Funds: 12% Brokered: 1% 34% 22% 7% 32% 4% 1% 10% 2% 13% 59% 16% Finance & Insurance: 8% Real Estate Rental & Leasing: 8% Construction: 6% Other Business Deposits <2%: 6% Professional, Scientific, & Technical Svcs: 5% Affiliate: 4% Mgmt of Companies & Enterprises: 4% Manufacturing: 3% Health Care & Social Assistance: 2% Mining: 2% Other Svcs (except Public Administration): 2%Wholesale Trade: 1% Mic: 3% 19 DEPOSIT DETAIL (Dollars in thousands) 4Q24 3Q24 2Q24 1Q24 4Q23 QoQ % Δ Total Deposits $ 8,223,120 $ 8,486,568 $ 8,510,842 $ 8,505,464 $ 8,251,125 (3.1) % FDIC Insured (3,464,116) (3,464,116) (3,442,636) (3,447,538) (3,425,268) — FDIC Insured Reciprocal (1,093,952) (1,093,952) (799,221) (801,145) (801,699) — FDIC Insured Brokered Deposits (431,609) (431,609) (636,814) (597,110) (444,989) — Total Estimated FDIC Uninsured Deposits 3,233,443 3,496,891 3,632,171 3,659,671 3,579,169 (7.5) Collateralized Public Funds (714,431) (714,431) (771,419) (836,150) (849,603) — Uninsured/ Uncollateralized Deposits ($) $ 2,519,012 $ 2,782,460 $ 2,860,752 $ 2,823,521 $ 2,729,566 (9.5) Uninsured/ Uncollateralized Deposits (%) 30.6% 32.8% 33.6% 33.2% 33.1 % Deposit Detail Geographic Concentration(1) at December 31, 2024 Commercial Deposit Composition: $4,505 million Deposit Composition at December 31, 2024: $8,223 million Commercial Public FundsConsumer MississippiLouisiana Texas- DFW TX- East TexasTexas- Houston Please see slide 31 for all footnote references included above. UNAUDITED Southeast 17% 17% 19% 37% 10% * The DFW, Houston and Louisiana markets include $139.7 million of deposits in total that were sold on December 31, 2024, and immediately repurchased on January 1, 2025. * * *

ORIGIN BANCORP, INC. _______ 20 8,361 8,439 8,559 8,498 8,496 4,785 5,009 5,130 5,178 5,341 1,973 1,866 1,894 1,850 1,941 1,603 1,564 1,535 1,470 1,214 Interest-bearing Demand Noninterest-bearing Time Deposits 4Q23 1Q24 2Q24 3Q24 4Q24 Average Deposits ($) DEPOSIT TRENDS IDT Index-Based Deposits DOLLARS IN MILLIONS UNAUDITED Deposit Cost Trends (QTD Annualized) (%) 4.24 4.35 4.46 4.47 4.20 3.71 3.85 3.95 4.01 3.61 2.84 2.99 3.08 3.14 2.79 Time Deposits Cost of Interest-bearing Deposits Cost of Total Deposits 4Q23 1Q24 2Q24 3Q24 4Q24 Time Deposit Repricing Schedule (18) Maturity Balance ($) Weighted Average Rate (%) 1Q25 464 4.19 2Q25 334 3.86 3Q25 105 3.36 4Q25 70 2.57 1Q26+ 48 1.39 Total 1,021 3.76 DOLLARS IN MILLIONS Noninterest-bearing Deposits Interest-bearing Deposits Index-based Interest- bearing Deposits 10% 67% 23%

ORIGIN BANCORP, INC. _______ 21 YIELDS AND COSTS Yield on LHFI (%) Cost of Funds (%) • At 4Q24, LHFI with fixed rates = 41% and LHFI with floating/variable rates = 59%. • At 4Q24, SOFR-based = $2.19 billion, Prime-based = $2.04 billion, and other index-based loans = $213.5 million. UNAUDITED 6.46 6.58 6.58 6.67 6.47 8.50 8.50 8.50 8.43 7.82 5.33 5.33 5.33 5.33 4.78 Yield on LHFI Avg. Prime Rate 30 Day Avg. SOFR 4Q23 1Q24 2Q24 3Q24 4Q24 2.89 3.04 3.12 3.18 2.82 3.71 3.85 3.95 4.01 3.61 2.84 2.99 3.08 3.14 2.79 Cost of Total Deposits & Borrowings Cost of Interest Bearing Deposits Cost of Total Deposits 4Q23 1Q24 2Q24 3Q24 4Q24

ORIGIN BANCORP, INC. _______ 72,989 73,323 73,890 74,804 78,349 67,775 67,540 65,781 65,502 69,956 5,214 5,783 8,109 9,302 8,393 3.19 3.19 3.17 3.18 3.33 Net Interest Income excl. MW LOC MW LOC Interest Income NIM (FTE) 4Q23 1Q24 2Q24 3Q24 4Q24 22 DOLLARS IN THOUSANDS, UNAUDITED NET INTEREST INCOME AND NIM TRENDS 3.18 0.16 0.16 0.02 0.02 0.02 (0.02) (0.03) (0.08) (0.10) 3Q 24 Sav ing s a nd IB Tr an sc . A cc ts Tim e D ep os its FH LB & O the r Bor ro wing s IB B al. D FB To tal S ec ur itie s Othe r MW LO C C&I Rea l E sta te Lo an s 4Q 24 3.00 24.64 29.52 21.01 8.58 2.04 2.480.12 0.77 2.18 3.65 4.99 5.26 5.33 4.65 Cumulative NIM-FTE Beta Average Quarterly Fed Funds Rate 1Q22 2Q22 3Q22 4Q22 2Q23 3Q23 4Q23 1Q24 4Q24 NIM Beta - 4Q24 (%) 1.54 2.48 4.51 NIM-FTE Changes - 4Q24 (%) NIM-FTE Changes - 4Q24 (%) 73,32372,989 1,362 1,537 568 432 (298) (3,267) 4Q 23 RE Lo an s C&I MW LO C Othe r FH LB & O the r Bor ro wing s Sav ing s & IB Tr an sa c. Acc ts. 1Q 24 40,000 60,000 80,000 • Our NIM-FTE increased 15 basis points during 4Q24 compared to 3Q24, driven primarily by a 40 bp reduction in rates paid on interest- bearing liabilities, partially offset by an 18 bp decline in our yield on interest-earning assets. • Our bond portfolio optimization strategy, aimed at enhancing long- term yields and improving overall portfolio performance, positively impacted our NIM-FTE by 3 bps for the quarter ended December 31, 2024, and is estimated to provide an annual positive impact to NIM- FTE of 7 bps in total. • During the second half of 2024 the federal funds target range has decreased 100 basis points from its recent cycle high. Net Interest Income & NIM ($) 3.33

ORIGIN BANCORP, INC. _______ 87,560 90,571 91,492 90,572 92,438 Net Interest Income Noninterest Income 4Q23 1Q24 2Q24 3Q24 4Q24 13,503 16,648 15,809 14,859 13,545 5,446 7,725 6,665 6,928 5,441 4,889 4,688 4,862 4,664 4,801 2,118 2,247 2,404 2,114 2,152 1,050 1,988 1,878 1,153 1,151 Insurance Commission & Fee Income Service Charges & Fees Other Fee Income Mortgage Banking Revenue 4Q23 1Q24 2Q24 3Q24 4Q24 23 Major Components of Noninterest Income(19) ($) Net Interest Income + Noninterest Income ($)(3) NET REVENUE DISTRIBUTION Components of Other Noninterest Income ($) 4Q24 3Q24 2Q24 1Q24 4Q23 Swap Fee Income 116 106 44 57 196 Gain on Subordinated Debentures — — 81 — — Gain (loss) on Sale of Securities (14,617) 221 — (403) (4,606) Positive Valuation Adj. on Non-Marketable Equity Securities — — 5,188 — — MSR Gain (Impairment) — — — 410 (1,769) Gain on Property Sale, Net Valuation Adjustments 198 — 800 — — Other 428 803 543 543 872 Total Components of Other Noninterest Income (13,875) 1,130 6,656 607 (5,307) Major Components of Noninterest Income 13,545 14,859 15,809 16,648 13,503 Total Noninterest Income (330) 15,989 22,465 17,255 8,196 83.4% 84.8% Please see slide 31 for all footnote references included above. DOLLARS IN THOUSANDS, UNAUDITED 82.6%82.1%81.0%

ORIGIN BANCORP, INC. _______ 24 Efficiency Ratios (%) NONINTEREST EXPENSE ANALYSIS DOLLARS IN THOUSANDS Noninterest Expense Composition ($) Consolidated Efficiency Ratio Core Efficiency Ratio 4Q23 1Q24 2Q24 3Q24 4Q24 Operating Leverage (%) E FF IC IE N C Y R AT IO N IE / AV E R A G E A S S E TS 2.48 2.39 2.59 2.49 2.61 75.02 64.81 66.82 68.86 4Q23 1Q24 2Q24 3Q24 4Q24 40 60 80 100 1.5 2.0 2.5 3.0 75 .0 2 70 .5 5 65 .2 4 64 .8 1 Please see slide 31 for all footnote references included above. 65 .5 5 83 .8 5 (5) UNAUDITED 82 .7 9 66 .8 2 68 .8 6 67 .4 8 60,906 58,707 64,388 62,521 65,422 35,931 35,818 38,109 38,491 36,405 6,912 6,645 7,009 6,298 7,913 3,062 3,145 3,468 3,470 3,414 2,947 2,502 3,072 2,984 2,8832,259 2,137 2,137 1,905 1,800 9,795 8,460 10,593 9,373 13,007 Salaries and Employee Benefits Occupancy and Equipment, net Data Processing Office and Operations Intangible Asset Amortization Other 4Q23 1Q24 2Q24 3Q24 4Q24 83.85

ORIGIN BANCORP, INC. _______ 10.5 10.7 10.7 10.9 11.1 10.5 10.6 10.5 10.8 10.9 Company Level Origin Bank Level 4Q23 1Q24 2Q24 3Q24 4Q24 12.0 12.2 12.3 12.6 13.5 11.9 12.1 12.2 12.4 13.3 Company Level Origin Bank Level 4Q23 1Q24 2Q24 3Q24 4Q24 25 CAPITAL 15.0 15.0 15.2 15.5 16.4 13.9 14.0 14.2 14.4 15.3 Company Level Origin Bank Level 4Q23 1Q24 2Q24 3Q24 4Q24 4Q24 Reported versus Capital Ratios incl. AOCI (%) ICap ICap Total Capital to Risk-Weighted Assets(20) (%) Tier 1 Capital to Risk-Weighted Assets(20) (%)Tier 1 Capital to Average Assets (Leverage Ratio)(20) (%) Please see slide 31 for all footnote references included above. 11.1 13.5 16.4 13.3 10.0 12.3 15.2 12.1 10.9 13.3 15.3 13.3 9.8 12.0 14.1 12.0 Company Level, Reported Company Level, incl. AOCI Bank Level, Reported Bank Level, incl. AOCI Tier 1 Leverage Ratio Tier 1 Capital Ratio Total Capital Ratio Common Equity Tier 1 Capital Ratio (21) (21) UNAUDITED

NOTABLE ITEMS

DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED

	QTD				YTD	
	4Q24		3Q24		4Q24	
	$ Impact	EPS Impact [22]	$ Impact	EPS Impact [22]	$ Impact	EPS Impact [22]
Notable interest income items:						
Interest income reversal on relationships impacted by questioned banker activity	$ —	$ —	$ —	$ —	$ (1,206)	$ (0.03)
Notable provision expense items:						
Provision expense related to questioned banker activity	3,212	0.08	—	—	—	—
Provision expense on relationships impacted by questioned banker activity	—	—	—	—	(4,131)	(0.10)
Notable noninterest income items:						
MSR gain	—	—	—	—	410	0.01
(Loss) gain on sales of securities, net	(14,617)	(0.37)	221	0.01	(14,799)	(0.37)
Gain on sub-debt repurchase	—	—	—	—	81	—
Positive valuation adjustment on non-marketable equity securities	—	—	—	—	5,188	0.13
Gain on property sale, net of valuation adjustments	198	—	—	—	998	0.03
Notable noninterest expense items:						
Operating expense related to questioned banker activity	(4,069)	(0.10)	(848)	(0.02)	(6,369)	(0.16)
Operating expense related to strategic *Optimize Origin* initiatives	(1,121)	(0.03)	—	—	(1,121)	(0.03)
Employee Retention Credit	1,651	0.04	—	—	1,651	0.04
Total notable items	$ (14,746)	(0.37)	$ (627)	(0.02)	$ (19,298)	(0.49)

Please see slide 31 for all footnote references included above.

ORIGIN BANCORP, INC.
26

ORIGIN BANCORP, INC. _______ 4Q24 3Q24 Calculation of PTPP earnings: Net income $ 14,270 $ 18,601 Provision (benefit) for credit losses (5,398) 4,603 Income tax expense 3,725 5,068 PTPP earnings (non-GAAP) $ 12,597 $ 28,272 Calculation of PTPP ROAA: PTPP earnings $ 12,597 $ 28,272 Divided by number of days in the quarter 92 92 Multiplied by the number of days in the year 366 366 PTPP earnings, annualized $ 50,114 $ 112,473 Divided by total average assets $ 9,978,543 $ 9,985,836 ROAA (annualized) (GAAP) 0.57% 0.74 % PTPP ROAA (annualized) (non-GAAP) 0.50 1.13 Calculation of tangible common equity to tangible assets: Total assets $ 9,678,702 $ 9,965,986 Goodwill (128,679) (128,679) Other intangible assets, net (37,473) (39,272) Tangible assets 9,512,550 9,798,035 Total common stockholders' equity $ 1,145,245 $ 1,145,673 Goodwill (128,679) (128,679) Other intangible assets, net (37,473) (39,272) Tangible common equity 979,093 977,722 Tangible common equity to tangible assets (non-GAAP) 10.29% 9.98% 27 DOLLARS IN THOUSANDS, UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ORIGIN BANCORP, INC. _______ 4Q24 3Q24 Calculation of ROATCE: Net income $ 14,270 $ 18,601 Divided by number of days in the quarter 92 92 Multiplied by the number of days in the year 366 366 Annualized net income $ 56,770 $ 74,000 Total average stockholders' equity $ 1,149,228 $ 1,125,697 Average goodwill (128,679) (128,679) Average other intangible assets, net (38,646) (40,487) Average tangible common equity 981,903 956,531 ROATCE (annualized) (non-GAAP) 5.78% 7.74% 28 DOLLARS IN THOUSANDS, UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED

Calculation of tangible book value per common share and adjusted tangible book value per common share:

	4Q24	3Q24	2Q24	1Q24	4Q23	3Q23	2Q23	1Q23
Total common stockholders' equity	$ 1,145,245	$ 1,145,673	$ 1,095,894	$ 1,078,853	$ 1,062,905	$ 998,945	$ 997,859	$ 992,587
Goodwill	(128,679)	(128,679)	(128,679)	(128,679)	(128,679)	(128,679)	(128,679)	(128,679)
Other intangible assets, net	(37,473)	(39,272)	(41,177)	(43,314)	(45,452)	(42,460)	(44,724)	(47,277)
Tangible common equity	979,093	977,722	926,038	906,860	888,774	827,806	824,456	816,631
Accumulated other comprehensive loss	106,029	94,245	127,184	124,909	121,023	172,729	152,879	138,481
Adjusted tangible common equity	1,085,122	1,071,967	1,053,222	1,031,769	1,009,797	1,000,535	977,335	955,112
Divided by common shares outstanding at period end	31,197,574	31,167,410	31,108,667	31,011,304	30,986,109	30,906,716	30,866,205	30,780,853
Book value per common share (GAAP)	$ 36.71	$ 36.76	$ 35.23	$ 34.79	$ 34.30	$ 32.32	$ 32.33	$ 32.25
Tangible book value per common share (non-GAAP)	31.38	31.37	29.77	29.24	28.68	26.78	26.71	26.53
Adjusted tangible book value per common share (non-GAAP)	34.78	34.39	33.86	33.27	32.59	32.37	31.66	31.03

	4Q22	3Q22	2Q22	1Q22	4Q21	3Q21	2Q21	1Q21
Total common stockholders' equity	$ 949,943	$ 907,024	$ 646,373	$ 676,865	$ 730,211	$ 705,667	$ 688,235	$ 656,355
Goodwill	(128,679)	(136,793)	(34,153)	(34,153)	(34,368)	(26,741)	(26,741)	(26,741)
Other intangible assets, net	(49,829)	(52,384)	(15,900)	(16,425)	(16,962)	(3,089)	(3,283)	(3,505)
Tangible common equity	771,435	717,847	596,320	626,287	678,881	675,837	658,211	626,109
Accumulated other comprehensive loss (income)	159,875	175,233	115,979	65,890	(5,729)	(11,872)	(18,914)	(12,185)
Adjusted tangible common equity	931,310	893,080	712,299	692,177	673,152	663,965	639,297	613,924
Divided by common shares outstanding at period end	30,746,600	30,661,734	23,807,677	23,748,748	23,746,502	23,496,058	23,502,215	23,488,884
Book value per common share (GAAP)	$ 30.90	$ 29.58	$ 27.15	$ 28.50	$ 30.75	$ 30.03	$ 29.28	$ 27.94
Tangible book value per common share (non-GAAP)	25.09	23.41	25.05	26.37	28.59	28.76	28.01	26.66
Adjusted tangible book value per common share (non-GAAP)	30.29	29.13	29.92	29.15	28.35	28.26	27.20	26.14

ORIGIN BANCORP, INC.
29

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

DOLLARS IN THOUSANDS, UNAUDITED

Calculation of core efficiency ratio:

	4Q24	3Q24	2Q24	1Q24	4Q23	3Q23	2Q23	1Q23
Total noninterest expense	$ 65,422	$ 62,521	$ 64,388	$ 58,707	$ 60,906	$ 58,663	$ 58,887	$ 56,760
Insurance and mortgage noninterest expense	(8,497)	(8,448)	(8,402)	(8,045)	(8,581)	(8,579)	(9,156)	(8,033)
Adjusted total noninterest expense	56,925	54,073	55,986	50,662	52,325	50,084	49,731	48,727
Net interest income	78,349	74,804	73,890	73,323	72,989	74,130	75,291	77,147
Insurance and mortgage net interest income	(2,666)	(2,578)	(2,407)	(2,795)	(2,294)	(2,120)	(1,574)	(1,493)
Total noninterest income	(330)	15,989	22,465	17,255	8,196	18,119	15,636	16,384
Insurance and mortgage noninterest income	(6,592)	(8,081)	(8,543)	(10,123)	(4,727)	(7,335)	(7,587)	(8,792)
Adjusted total revenue	68,761	80,134	85,405	77,660	74,164	82,794	81,766	83,246
Efficiency ratio (GAAP)	83.85 %	68.86 %	66.82 %	64.81 %	75.02 %	63.59 %	64.76 %	60.69 %
Core efficiency ratio (non-GAAP)	82.79	67.48	65.55	65.24	70.55	60.49	60.82	58.53

	4Q22	3Q22	2Q22	1Q22	4Q21	3Q21	2Q21	1Q21
Total noninterest expense	$ 57,254	$ 56,241	$ 44,150	$ 42,774	$ 40,346	$ 39,165	$ 37,832	$ 39,436
Insurance and mortgage noninterest expense	(8,031)	(8,479)	(8,397)	(8,626)	(6,580)	(6,688)	(6,964)	(7,252)
Adjusted total noninterest expense	49,223	47,762	35,753	34,148	33,766	32,477	30,868	32,184
Net interest income	84,749	78,523	59,504	52,502	54,180	52,541	54,292	55,239
Insurance and mortgage net interest income	(1,376)	(1,208)	(1,082)	(875)	(946)	(1,048)	(979)	(1,003)
Total noninterest income	13,429	13,723	14,216	15,906	16,701	15,923	12,438	17,131
Insurance and mortgage noninterest income	(6,255)	(4,737)	(8,047)	(10,552)	(5,683)	(6,179)	(5,815)	(8,348)
Adjusted total revenue	90,547	86,301	64,591	56,981	64,252	61,237	59,936	63,019
Efficiency ratio (GAAP)	58.32 %	60.97 %	59.89 %	62.53 %	56.92 %	57.21 %	56.69 %	54.49 %
Core efficiency ratio (non-GAAP)	54.36	55.34	55.35	59.93	52.55	53.03	51.50	51.07

ORIGIN BANCORP, INC.
30

ORIGIN BANCORP, INC. _______ 31 PRESENTATION NOTES (1) Excludes Treasury / wholesale deposits of $41.9 million at December 31, 2024. (2) Excludes mortgage warehouse lines of credit (“MW LOC”). (3) Excludes notable items. (4) Data obtained from United States Census Bureau (census.gov), Texas Comptroller (comptroller.texas.gov), Office of the Texas Governor (gov.texas.gov), Fortune (fortune.com), Bureau of Labor Statistics (bls.gov), Baldwin County Economic Development Council (baldwineda.com), Florida's Great Northwest (floridasgreatnorthwest.com), Bureau of Transportation Statistics (bts.gov) and Port of Mobile, Alabama Port Authority (alports.com). (5) As used in this presentation, PTPP earnings, PTPP ROAA, tangible book value per common share, adjusted tangible book value per common share, tangible common equity to tangible assets, ROATCE, and core efficiency ratio are either non-GAAP financial measures or use a non-GAAP contributor in the formula. For a reconciliation of these alternative financial measures to their comparable GAAP measures, see slides 27-30 of this presentation. (6) Total LHFI, adjusted excludes MW LOC for all periods presented. (7) Origin Bancorp, Inc. and KBW Nasdaq Bank cumulative total shareholder return assumes $100 invested on December 31, 1996, and any dividends are reinvested. Data for Origin Bancorp, Inc. cumulative total shareholder return prior to May 9, 2018, is based upon private stock transactions and is not reflective of open market trades. (8) Data obtained from The United States Census Bureau (census.gov). Count is as of most recent practicable date. The Company expects to close six banking centers in February 2025 in conjunction with its Optimize Origin initiative. (9) Prior period numbers were adjusted to include mortgage warehouse deposits in our DFW market. (10) Periods ended December 31, 2020 and 2021, exclude PPP loans. (11) Does not include loans held for sale. (12) The ALCL to total LHFI, adjusted is calculated by excluding the ALCL for MW LOC from the total LHFI ALCL in the numerator and excluding the MW LOC from the LHFI in the denominator. Due to their low-risk profile, MW LOC require a disproportionately low allocation of the ALCL. (13) The sensitivity analysis is based on loans exceeding $2.5 million. (14) Represents an interest rate sensitivity test for CRE non-owner office loans over $2.5 million using interest rate assumptions increased to 8.0% for 2024 maturities, 7.4% for 2025 maturities, 6.4% for 2026 maturities, 5.9% for 2027 maturities and 5.9% for 2028+ maturities, based upon federal open market committee projections at September 2024. (15) Represents the weighted average loan to value based upon an increase to a 10% stress capitalization rate on loans exceeding $2.5 million within the CRE non-owner occupied office portfolio. (16) The accumulated other comprehensive loss primarily represents the unrealized loss, net of tax benefit, of available for sale securities and is a component of equity. (17) Floating rate loans typically reprice monthly, while variable rate loans reprice based upon the terms defined within the adjustable rate loan agreement specific to their loan contract. (18) Projection is based upon December 31, 2024, time deposit balances. (19) Mortgage banking revenue for 1Q24 and 4Q23 was adjusted by removing the impact for the $410,000 gain on sale and $1.8 million impairment, respectively, on the MSR portfolio. (20) December 31, 2024, dollars and ratios are estimated. (21) Capital ratios including AOCI are calculated by including the accumulated other comprehensive loss used in the numerator of the respective ratios and including the primarily negative fair value adjustments on the available for sale portfolio in the total risk-weighted assets used in the denominator of the ratio. (22) The diluted EPS impact is calculated using a 21% effective tax rate. The total of the diluted EPS impact of each individual line item may not equal the calculated diluted EPS impact on the total notable items due to rounding.